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                                                                    Exhibit 15.2



November 13, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Ladies and Gentlemen:


We are aware that Crown Cork & Seal Company, Inc. has incorporated by reference our report dated October 20, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-4 to be filed on or about November 13, 1995. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,



/s/ Price Waterhouse LLP